SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2005, Moog Inc. ("Moog") entered into a first supplemental indenture to the indenture, dated as of January 10, 2005, with JPMorgan Chase Bank, N.A., as trustee (the "Original Indenture"), relating to the issuance of $50 million in aggregate principal amount of its 6 ¼% senior subordinated notes due 2015 (the "Notes"). The Notes were issued and sold on September 12, 2005. The Notes are additional notes under the Original Indenture governing Moog's existing $150 million 6 ¼% senior subordinated notes due 2015. The Notes bear interest at the rate of 6 ¼% per annum payable semiannually on January 15 and July 15 of each year, with interest to be paid beginning in January 2006. The terms under which the Notes may be accelerated and other terms and conditions of the Notes are set forth in the Original Indenture filed as Exhibit 4.1 to Moog's Form 8-K filed January 10, 2005, which are hereby incorporated by reference.

On September 12, 2005, Moog entered into a registration rights agreement with Banc of America Securities LLC relating to the offering of the Notes. The registration rights agreement obligates Moog to register with the Securities and Exchange Commission (the "Commission") notes having substantially identical terms as the Notes as part of an offer to exchange non-restricted exchange notes (the "Exchange Notes") for the Notes. Moog has agreed to use its reasonable best efforts to file a registration statement for the Exchange Notes with the Commission on or prior to 90 days after September 12, 2005, and to use its reasonable best efforts to cause such registration statement to be declared effective by the Commission on or prior to 180 days after September 12, 2005. In certain circumstances, Moog may be obligated to file a shelf registration statement with respect to the Notes. Under the registration rights agreement, if Moog fails to satisfy certain filing and other obligations with respect to the exchange, Moog will be in default and obligated to pay additional interest on the Notes up to a maximum of 1.0% per annum. This additional interest would cease to accrue once such default is remedied.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated by reference.

Item 8.01 Other Events.

On September 8, 2005, Moog issued a press release announcing the pricing of its offering of $50 million in aggregate principal amount of 6 ¼% senior subordinated notes due 2015. The information contained in this press release, which is filed as exhibit 99.1 to this current Report in Form 8-K, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

        99.1     Press release dated September 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: September 12, 2005	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback
Controller

EXHIBIT INDEX

Exhibit                 Description

99.1                 Press release dated September 8, 2005